UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19 Engineers Lane
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

March 6, 2017

Item 8.01      Other Events.

On March 6, 2017, Cemtrex, Inc. filed an action against Ricardo Pearson, aka Richard Pearson, in the United States District Court for the Eastern District of New York, alleging that Mr. Pearson publicly disseminated through the Seeking Alpha website false and libelous statements about Cemtrex to drive the Cemtrex stock price down, while at the same time taking a short position on Cemtrex stock to gain a financial windfall. Cemtrex is seeking punitive damages, money damages and interest.

A copy of the Complaint is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Complaint, filed on March 6, 2017, by Cemtrex, Inc. in the United States District Court for the Eastern District of New York (exhibits have been omitted).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: March 6, 2017	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

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